Exhibit 10.4
Execution Version
AMENDMENT NO. 1 TO
EQUITY PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT (this “Amendment”), dated as of May 13, 2022, is entered into by and between Triarc Tanks Bidco, LLC, a Delaware limited liability company (the “Buyer”), and Arcosa, Inc., a Delaware corporation (the “Seller”). The Seller and the Buyer are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement (as defined below).

WITNESSETH:

    WHEREAS, the Parties are party to that certain Equity Purchase Agreement, dated April 25, 2022 (the “Agreement”);

WHEREAS, Section 11.2 of the Agreement provides that the Agreement may be amended or modified only by a written agreement executed by the Seller and the Buyer; and

WHEREAS, in accordance with Section 11.2 and Section 11.3 of the Agreement, the Parties desire to amend the Agreement as provided herein.

    NOW, THEREFORE, in consideration of the mutual promises and undertakings described herein and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the foregoing and the following:

1.    Amendment to the Agreement. Effective as of the date hereof, clause (a) of Section 6.6 of the Agreement is hereby amended and restated in its entirety as follows:

“(a)    Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities all consents, registrations, approvals, permits and authorizations as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) promptly (and in no event later than May 23, 2022) make the required initial submissions with respect to this Agreement required under the HSR Act or the Mexican Competition Law (Ley Federal de Competencia Económica).”

2.    No Further Amendment; Full Force and Effect. Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Parties as if the amendments made hereby were originally set forth in the Agreement.

3.    References. From and after the date of this Amendment, references in the Agreement (including any Exhibit or Schedule thereto) or any Ancillary Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.

4.    Miscellaneous. The terms and conditions of Sections 11.5, 11.6, 11.8, 11.9, 11.16, and 11.17 of the Agreement are incorporated by reference herein mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each Party as of the date first written above.

ARCOSA, INC., a Delaware corporation

By: /s/ Mark Elmore
Name: Mark Elmore Title: Corporate Secretary

TRIARC TANKS BIDCO, LLC

By: /s/ Stephen H. Deckoff
Name: Stephen H. Deckoff
Title: Managing Principal

[Signature Page to Amendment No.1 to Equity Purchase Agreement]